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                                                                  EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 17, 1997, relating to the combined financial statements of The Secret
Stations: Indianapolis and Pittsburgh, included in SFX Broadcasting, Inc.'s Form 8-K dated January 21, 1997, and to all references to our Firm included in this Registration Statement for SFX Broadcasting, Inc.

/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois,
February 3, 1997